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                                   Exhibit 2.2

                                 Amendment No. 1
                                       to
                          Agreement and Plan of Merger
                                  by and among
                               Cintas Corporation,
                        Cintas Image Acquisition Company
                                       and
                                 Unitog Company
                              Dated January 9, 1999

     In consideration of the premises, the parties amend the Agreement in the following respects.


     1. A new Section 11.15 is added and reads as follows:

          11.15 Drop Down. The parties acknowledge that, after the Meger, Parent will drop its stock ownership of the Company down to its subsidiary, Cintas Executive Services, Inc., pursuant to Code Section 368(a)(2)(C).

     2. The persons to be identified as affiliates pursuant to Section 8.14 are:
All directors plus Messrs. Peterson, Shoreman and Barnes and the George K. Baum Group, Inc.

     3.  Exhibit  8.14 is  amended to read in the form of the  attached  Amended
Exhibit 8.14.

     4. Section 11.6 is amended by adding the following paragraph:

              If the Closing occurs prior to April 1, 1999, Parent agrees to publish such 30 days combined operating results covering the month of April 1999 by May 17, 1999. Parent shall notify its transfer agent at the time of Closing that any and all legends on stock certificates issued pursuant to the Merger shall be removed at the option of the holder of the certificate at any time after publication of such results.

     5. In all other respects, the Agreement is confirmed and ratified.



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     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Amendment to be executed by their respective duly authorized officers this 23rd day of March, 1999.

                                          UNITOG COMPANY


                                          BY:/s/ Randolph K. Rolf
                                             -----------------------------------
                                             Name:       Randolph K. Rolf
                                             Title:      Chairman, President and
                                                         Chief Executive Officer

                                          CINTAS CORPORATION


                                           BY:/s/ Robert J. Kohlhepp
                                              ----------------------------------
                                              Name:      Robert J. Kohlhepp
                                              Title:     Chief Executive Officer

                                          CINTAS IMAGE ACQUISITION COMPANY


                                          BY:/s/ Robert J. Kohlhepp
                                             -----------------------------------
                                             Name:      Robert J. Kohlhepp
                                             Title:     Chief Executive Officer